UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: July 30, 2007

TELEMETRIX, INC.
(Exact name of registrant as specified in its charter)

COMMISSION FILE NUMBER 000-14724

DELAWARE	59-3453156
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

6650 Gunpark Drive, Suite 100, Boulder, CO 80301
(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-652-0103

N/A
(Former name, former address and former fiscal year, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8. Other Events

        8.01 Other Events

        On July 23, 2007, our Board of Directors appointed Mr. Charles LaCroix as our Chief Operating Officer. Mr. LaCroix will be paid a base salary of $175,000 per year and is eligible for an initial stock option grant of 2,000,000 options to purchase our common stock and a bonus structure to be determined.

        Mr. LaCroix brings more than 20 year of engineering and operations to his role as Chief Operating Officer at Telemetrix. Mr. LaCroix is responsible for developing and executing technical and operational strategies for our wireless network and operations. Mr. LaCroix will be responsible for our sales, marketing, operations and finance departments.

        Prior to joining Telemetrix, Mr. Lacroix served as Vice President and Chief Operating Officer of Cellular One in Kerrville, Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 30,2007

Telemetrix Inc.

By:       /s/ William Becker
          William Becker
          Chairman of the Board